EXHIBIT 23.1







                     CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Universal Broadband Communications, Inc. ("UBC") of our report dated May 10, 2002, relating to the financial statements of Universal Broadband Communications, Inc. for the year ended December 31, 2001, and of our report dated July 26, 2002, relating to the financial statements of Norstar Communications, Inc., both appearing in UBC's form 10-KSB, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                         MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                         Certified Public Accountants

New York, New York
November 1, 2002









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